Exhibit 10.6

EXECUTION VERSION

AMENDED AND RESTATED SHARED SERVICES AGREEMENT

This Amended and Restated Shared Services Agreement (together with all Schedules hereto, this “Agreement”) is made as of April 30, 2013 (the “Effective Date”), by and among Dex One Service, Inc., a Delaware corporation  (successor by conversion to Dex One Service LLC, a Delaware limited liability company (formerly known as RHD Service LLC)) (“Servicer”), R.H. Donnelley Inc., a Delaware corporation (“RHD Inc”), Dex Media Service LLC, a Delaware limited liability company (“Dex Service”), Dex Media Holdings, Inc., a Delaware corporation (“DMHI”), Dex Media East, Inc., a Delaware corporation (“Dex East”), Dex Media West, Inc., a Delaware corporation (“Dex West”), Dex One Digital, Inc., a Delaware corporation (formerly known as Business.com, Inc.) (“Dex Digital”), Dex Media, Inc., a Delaware corporation (“DMI”), R.H. Donnelley Corporation, a Delaware corporation (“RHD Corp,” and together with RHD Inc, Dex Service, DMHI, Dex East, Dex West, Dex Digital and DMI, the “Dex Client Companies”), SuperMedia Inc., a Delaware corporation (“SuperMedia Inc.”), SuperMedia LLC, a Delaware limited liability company (“SuperMedia”), SuperMedia Sales Inc., a Delaware corporation (“SM Sales”), SuperMedia Services Inc., a Delaware corporation (“SM Services”) and SuperMedia UK, Ltd. (formerly known as Idearc Inceptor Ltd), a private company limited by shares incorporated in England and Wales (“SM UK,” and together with SuperMedia Inc., SuperMedia, SM Sales and SM Services, the “SM Client Companies”).  The Dex Client Companies and the SM Client Companies comprise the Client Companies (the “Client Companies”).

RECITALS

WHEREAS, Servicer and the Dex Client Companies are parties to that certain Shared Services Agreement, dated as of January 29, 2010 and amended on May 17, 2010 and further amended on July 8, 2011 (as so amended, the “Original Agreement”).

WHEREAS, pursuant to the Original Agreement, Servicer agreed to provide certain administrative and other services to the Dex Client Companies and the Dex Client Companies agreed to have certain administrative and other services provided to them by Servicer, upon the terms and subject to the conditions set forth in the Original Agreement;

WHEREAS, pursuant to the Original Agreement, Dex One Corp, the predecessor to DMI, agreed to have Servicer pay certain costs associated with certain stewardship services provided by Dex One Corp for the benefit of Servicer and the other Dex Client Companies (for which Servicer would be reimbursed by the Dex Client Companies other than Dex One Corp), and Servicer agreed to make such payments, upon the terms and subject to the conditions set forth in the Original Agreement;

WHEREAS, to enable and assist Servicer in performing the services set forth in the Original Agreement, the Dex Client Companies agreed to contribute and/or distribute certain assets of the Dex Client Companies to Servicer from time to time;

WHEREAS, on the date hereof and simultaneously with execution of this Agreement, Dex One Corp will merge with and into Newdex, Inc., which will change its name to Dex Media,

Inc., and Spruce Acquisition Sub, Inc., a Delaware corporation, will merge with and into SuperMedia Inc., thereby causing the SM Client Companies to become subsidiaries of DMI;

WHEREAS, Servicer, directly and through the Dex Client Companies, will provide and receive certain administrative and other services to and from the Client Companies, and Servicer will allocate certain costs among the Client Companies, upon the terms and subject to the conditions set forth herein;

WHEREAS, SuperMedia, directly and through the other SM Client Companies, will provide and receive certain administrative and other services to and from Servicer and the Client Companies until the administrative and certain other functions of the SM Client Companies and the Dex Client Companies are fully integrated, and SuperMedia’s costs for providing such Services shall be allocated by Servicer among the Client Companies, upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties hereto intend to integrate administrative and certain other functions of the SM Client Companies and the Dex Client Companies as promptly as practicable so that, upon completion of such integration, Servicer provides all the Services performed by and for the SM Client Companies (the “Integration”);

WHEREAS, pursuant to Section 19(b) of the Original Agreement, Servicer and the Dex Client Companies desire to amend the Agreement to add the SM Client Companies as parties, upon the terms and subject to the conditions set forth herein and to restate the Original Agreement in its entirety.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties do mutually agree as follows:

1.                                      In this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocated Costs” has the meaning set forth in Section 3(a).

“Allocated Share” has the meaning set forth in Section 3(c).

“Applicable Law” means any foreign, federal, state or local law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Body or common law that apply to any party hereto, this Agreement or the activities contemplated hereby, as applicable.

“Applicable Tax Law” means any foreign, federal, state or local tax law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Body or common law that apply to any party hereto, this Agreement or the activities contemplated hereby, as applicable.

“Asset” means any real property, tangible personal property, intangible property, equity interests or contract rights, or any interest in any of the foregoing.

“Books” has the meaning set forth in Section 9.

“Charges” has the meaning set forth in Section 3.

“Client Companies” means, collectively, the Dex Client Companies and the SM Client Companies and Client Company means any one of the Client Companies.

“Client Company Employees” has the meaning set forth in Section 3(a).

“Client Company Material” means all data, information, materials, contracts, computer systems and networks and software and associated documentation owned, licensed or leased by a Client Company which Servicer is required to access or use in connection with providing any Service.

“Confidential Information” means all information and materials of a confidential or secret nature, including the terms of this Agreement and any trade secrets, financial data, technical and business information, sales data, information regarding advertising, distribution, marketing or strategic plans, product plans, customer information, business strategies, formulae, productivity or technological advances, product designs or  specifications, development schedules, computer programs or systems, designs, databases, inventions, techniques, procedures and research or research projects, that, in each case, the Recipient should reasonably recognize as being of a confidential nature.

“Credit Agreements” means, collectively, the Dex East Credit Agreement, the Dex West Credit Agreement, the RHDI Credit Agreement and the SuperMedia Loan Agreement.

“Dex Client Companies” has the meaning set forth in the preamble to this Agreement.

“Dex Digital” has the meaning set forth in the preamble to this Agreement.

“Dex East” has the meaning set forth in the preamble to this Agreement.

“Dex East Credit Agreement” means: (a) the Credit Agreement, dated as of October 24, 2007 (as amended and restated as of January 29, 2010, as further amended and restated as of the Effective Date, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Dex One Corp, DMHI, Dex East, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different financial institutions) in whole or in part (under one or more agreements) the indebtedness and other obligations outstanding under the Dex East Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including adding or removing any person as a borrower, guarantor or other obligor thereunder).

“Dex One Corp” means Dex One Corporation, a Delaware corporation.

“Dex Service” has the meaning set forth in the preamble to this Agreement.

“Dex West” has the meaning set forth in the preamble to this Agreement.

“Dex West Credit Agreement” means: (a) the Credit Agreement, dated as of July 6, 2008 (as amended and restated as of January 29, 2010, as further amended and restated as of the Effective Date, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Dex One Corp, DMHI, Dex West, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different financial institutions) in whole or in part (under one or more agreements) the indebtedness and other obligations outstanding under the Dex West Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including adding or removing any person as a borrower, guarantor or other obligor thereunder).

“Direct Costs” has the meaning set forth in Section 3(a).

“Disclosing Party” has the meaning set forth in Section 14(a).

“DMHI” has the meaning set forth in the preamble to this Agreement.

“DMI” has the meaning set forth in the recitals to this Agreement.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Event of Default” means an “Event of Default” or any equivalent term as such term is defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement or the SuperMedia Loan Agreement.

“Funding Accounts” has the meaning set forth in Section 6.

“Governmental Body” means any United States federal, state or local, or any supranational or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization, notified body, court, tribunal or judicial or arbitral body.

“Indemnified Parties” has the meaning set forth in Section 15.

“Integration” has the meaning set forth in the recitals.

“Net Revenue” means, with respect to any Client Company for any period of determination, the applicable gross revenue of such Client Company for such period less sales allowances and customer adjustments of such Client Company for such period.

“New Service” has the meaning set forth in Section 2(a).

“New Stewardship Service” has the meaning set forth in Section 4.

“Original Agreement” has the meaning set forth in the first recital to this Agreement.

“Permitted Investments” means:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at the original par value at the option of the holder within one year from the date of acquisition thereof;

(b)                                 investments in commercial paper (other than commercial paper issued by Servicer, any Client Company or any of their affiliates) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)                                  investments in certificates of deposit, banker’s acceptances, time deposits or overnight bank deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, and having a debt rating of “A-1” or better from S&P or “P-1” or better from Moody’s;

(d)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)                                  money market funds that: (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940; (ii) are rated AAA by S&P and Aaa by Moody’s; and (iii) have portfolio assets of at least $5,000,000,000.

“Primary Funding Account” has the meaning set forth in Section 6.

“Recipient” has the meaning set forth in Section 14(a).

“RHD Corp” has the meaning set forth in the preamble to this Agreement.

“RHD Inc.” has the meaning set forth in the preamble to this Agreement.

“RHDI Credit Agreement” means: (a) the Third Amended and Restated Credit Agreement, dated as of January 29, 2010, as amended and restated as of the Effective Date (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Dex One Corp, RHD Inc, the lenders from time to time party thereto and

Deutsche Bank Trust Company Americas, as Administrative Agent; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different financial institutions) in whole or in part (under one or more agreements) the indebtedness and other obligations outstanding under the RHDI Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including adding or removing any person as a borrower, guarantor or other obligor thereunder).

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Services” has the meaning set forth in Section 2(a).

“Services Assets” means the Assets listed on Schedule E and other Assets used primarily for the provision of Services.

“Shared Employees” has the meaning set forth in Section 3(a).

“SM Client Companies” has the meaning set forth in the preamble to this Agreement.

“SM Sales” has the meaning set forth in the preamble to this Agreement.

“SM Services” has the meaning set forth in the preamble to this Agreement.

“Stewardship Costs” has the meaning set forth in Section 4.

“Stewardship Services” has the meaning set forth in Section 4.

“SuperMedia” has the meaning set forth in the preamble to this Agreement.

“SuperMedia Loan Agreement” means: (a) the Loan Agreement, dated as of December 31, 2009 and amended December 14, 2010 and November 8, 2011, as amended and restated as of the Effective Date and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, among SuperMedia Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different financial institutions) in whole or in part (under one or more agreements) the indebtedness and other obligations outstanding under the SuperMedia Loan Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including adding or removing any person as a borrower, guarantor or other obligor thereunder).

“SuperMedia Inc.” has the meaning set forth in the preamble to this Agreement.

2.                                      Services to be Provided.

(a)                                 Services. Subject to the terms and conditions set forth in this Agreement, Servicer and (until completion of the Integration) SuperMedia agree to provide to each Client Company the administrative and other services identified in Schedule A as to be performed for such Client Company (collectively with any New Services, the “Services”), it being understood and agreed that, from and after December 31, 2014, SuperMedia shall only provide Services to SM Client Companies, except (subject to Section 10(c)) with respect to (x) Services involving assets, services or rights which require the consent of third parties to transfer such assets, services or rights to the Servicer or (y) Services involving assets, services or rights as to which SuperMedia (with the consent of the Servicer) determines that a transfer of such assets, services or rights to the Servicer will be economically disadvantageous to the Client Companies. SuperMedia agrees to provide Servicer (and, if requested by any Client Company, the Client Companies) within thirty (30) days after the end of each calendar month a written report regarding the Services provided by SuperMedia and the Direct Costs and Allocated Costs of such Services, which information shall indicate in reasonable detail that such Services have been attributed as Direct Costs and Allocated Costs in a manner consistent with Servicer’s attribution of such Direct Costs and Allocated Costs under the Original Agreement. The parties hereto may, from time to time during the term of this Agreement, negotiate in good faith for services not otherwise specifically identified in Schedule A (each, a “New Service”), provided that SuperMedia shall only provide Services that Servicer is providing under this Agreement as of the Effective Date. Any agreement among the parties on the terms of any such New Service shall be deemed to be an amendment to this Agreement and thereafter such New Service shall be a “Service” for all purposes of this Agreement; provided that (x) such amendment is in accordance with the terms of the Credit Agreements and (y) an amended Schedule A is provided to the Administrative Agents under each of the Credit Agreements. At all times during the performance of the Services, employees of the provider of the Services or other persons performing Services hereunder (including any agents, temporary employees, independent third parties and consultants) shall not be deemed to be employees of the persons receiving the Services on account of such Services. Neither Servicer nor SuperMedia shall be required to perform any Services hereunder that conflict with or violate any Applicable Law or third-party rights.

(b)                                 Service Standard. Servicer and (until completion of the Integration) SuperMedia shall use the degree of skill, care and diligence in the performance of the Services that an experienced, qualified, prudent and reputable provider of similar services under a similar services agreement would use acting in like circumstances in accordance with applicable industry standards and all Applicable Laws, including all data protection and privacy laws. Servicer and (until completion of the Integration) SuperMedia shall act honestly and in good faith in providing the Services and shall provide the Services to the Client Companies on a non-discriminatory basis and without mark-up or profit by Servicer or SuperMedia; provided that the Charges and Stewardship Costs may be marked up or provide a profit for Servicer if required by any Applicable Tax Law.

(c)                                  Attorney-in-Fact.

(i)                                     Subject to Section 2(c)(ii), each Client Company hereby appoints Servicer as such Client Company’s attorney-in-fact, with full authority in the place and stead of such Client Company and in the name of such Client Company or otherwise, from time to time in Servicer’s discretion, but subject to the direction of such Client Company, to take such actions on behalf of such Client Company as may be necessary or advisable for purposes of performing the Services.

(ii)                                  Anything in Section 2(c)(i) or elsewhere in this Agreement to the contrary notwithstanding, Servicer is not authorized to execute this Agreement on behalf of or as attorney-in-fact for any Client Company or to execute any amendment, modification or waiver to or under this Agreement or any other agreement to which Servicer is a party.

3.                                      Charges for Services.

(a)                                 Servicer Charges.  Each Client Company shall pay the following charges to Servicer (the “Charges”) (for the avoidance of doubt, Charges shall not include any profit and shall reflect only the cost of providing the applicable Services):

(i)                                     Direct Costs. The Charges to each Client Company under this Agreement shall include all: (i) of Servicer’s costs associated with performing a Service that can be directly attributed to such Service for such Client Company; (ii) of SuperMedia’s costs associated with performing a Service that can be directly attributed to such Service for such Client Company (which, after completion of the Integration, shall be zero) (any such costs of SuperMedia shall be calculated in the same manner as comparable costs are calculated by Servicer) and (iii) costs otherwise directly attributable to an individual Client Company (collectively, “Direct Costs”).  For the avoidance of doubt, the Direct Costs of a Client Company shall include the salary, benefits and severance costs of employees substantially all of the services provided by which are for the benefit of only such Client Company (“Client Company Employees”), including without limitation the employees providing sales and marketing services to such Client Company.

(ii)                                  Allocated Costs. The Charges to each Client Company under this Agreement shall include such Client Company’s Allocated Share of all costs incurred by Servicer that are not Direct Costs, including costs related to Services that have joint benefit for two or more Client Companies and Servicer’s overhead costs and costs paid by SuperMedia that have joint benefit for two or more Client Companies (which, after completion of the Integration, shall be zero) (collectively, “Allocated Costs”). For the avoidance of doubt, Allocated Costs shall include the salary, benefits and severance costs of employees (other than Client Company Employees) that provide services for the benefit of two or more Client Companies (“Shared Employees”). For the avoidance of doubt, Charges allocated to any Client Company as Direct Costs or Allocated Costs (including such Client Company’s share of any capital expenditures or capital lease obligations incurred by Servicer) shall also be allocated to such Client Company for financial statement purposes.

(b)                                 Charges to SM Client Companies.  Notwithstanding the foregoing, unless otherwise agreed to by the parties, all Charges to an SM Client Company shall be deemed to be Charges to SuperMedia.

(c)                                  Allocated Share. Each Client Company’s “Allocated Share” for purposes of this Agreement shall be determined as follows:

(i)                                     For each Service that directly benefits a Client Company, such Client Company’s Allocated Share of the Allocated Costs for such Service shall be equal to such Client Company’s annual Net Revenue for the preceding calendar year divided by the total applicable annual Net Revenue of all of the Client Companies receiving the benefits of such Service for the same period (rounded to the nearest one percent); provided that the sum of the Allocated Shares of all Client Companies receiving the benefit of any Service must equal 100%. The Client Companies’ initial Allocated Shares for Services shall be as set forth on Schedule B. Effective as of January 1st of each calendar year during the term of this Agreement, and upon the addition or removal of any Client Company pursuant to Section 18, Servicer shall reset the Client Companies’ respective Allocated Shares for each Service in accordance with this Section 3(c)(i). Upon final determination of any such reallocation by Servicer, Servicer shall submit for review and approval by each Client Company a written statement of such reallocation and the assumptions and calculations underlying such reallocation set forth in reasonable detail. All changes to determinations of Direct Costs, Allocated Shares and Allocated Costs shall only apply on a prospective basis.

(ii)                                  Each Client Company’s Allocated Share for purposes of Sections 4 and 6 shall be equal to each Client Company’s Allocated Share set forth in Section 3(c)(i) for a Service that benefits all of the Client Companies.

(iii)                               (A) Not less than once every five years during the term of this Agreement (such period initially commencing on the date of the Original Agreement) and (B) upon any acquisition or divestiture by DMI or any of its direct or indirect subsidiaries of assets accounting (individually or in the aggregate with all other acquisitions or divestitures from the Effective Date) for at least 10% of the consolidated revenues or consolidated expenses of DMI and its subsidiaries (as reasonably determined by the board of directors of DMI acting in good faith), Servicer shall commission a nationally recognized accounting firm or financial institution to review the fairness of the shared Allocated Costs and the corresponding allocation methodology set forth in this Section 3(c).

(d)                                 Determination of Charges. Servicer shall make all determinations and allocations of all Direct Costs to each Client Company and the determination of each Client Company’s Allocated Share and the allocation of Allocated Costs to each Client Company on a fair, reasonable and equitable basis in conformity with the principles set forth herein and as may be required by Applicable Law. For the avoidance of doubt, Servicer’s costs to be included in the Direct Costs and Allocated Costs shall include any and all costs of Servicer in performing the Services and otherwise in operating its business, including costs for labor, material, third-party services, overhead, taxes, legal services and information technology; provided, however, that in no event shall costs included in Direct Costs, Allocated Costs or Stewardship Costs include the allocation of indebtedness for borrowed money or interest expense in respect thereof.

4.                                      Stewardship Services and Costs. DMI and (until completion of the Integration) SuperMedia provide certain services to Servicer and the other Client Companies that are not directly beneficial to Servicer or any individual Client Company, but which indirectly benefit all of Servicer and the other Client Companies, as further identified in Schedule C (collectively with any New Stewardship Services, the “Stewardship Services”). The parties hereto may, from time to time during the term of this Agreement, negotiate in good faith for services not otherwise specifically identified in Schedule C (each, a “New Stewardship Service”). Any agreement among the parties on the terms of any such New Stewardship Service shall be deemed to be an amendment to this Agreement and thereafter such New Stewardship Service shall be a “Stewardship Service” for all purposes of this Agreement; provided that (x) such amendment is in accordance with the terms of the Credit Agreements and (y) an amended Schedule C is provided to the Administrative Agents under each of the Credit Agreements. DMI and (until completion of the Integration) SuperMedia incur certain costs associated with the Stewardship Services (collectively, “Stewardship Costs”). Servicer shall, on behalf of DMI, pay all of the Stewardship Costs incurred by DMI. Until the first anniversary of the Effective Date, SuperMedia, pursuant to Section 5(b), shall receive a credit for Stewardship Costs that SuperMedia incurs, provided that SuperMedia agrees to provide Servicer (and, if requested by any Client Company, the Client Companies) with information regarding the Stewardship Services provided by SuperMedia, which information shall indicate in reasonable detail that such Stewardship Services are consistent with Dex One Corp’s Stewardship Services provided under the Original Agreement. Each Client Company other than DMI shall pay Servicer an amount equal to such Client Company’s Allocated Share of the Stewardship Costs.

5.                                      Payment.

(a)                                 Daily Cash Settlements. Each Client Company shall reimburse Servicer for such Client Company’s associated Charges and Allocated Share of the Stewardship Costs, in each case, in accordance with Schedule D.

(b)                                 SuperMedia Credit for Provided Services.  Until completion of the Integration, Servicer shall credit SuperMedia for amounts paid for by SuperMedia for its costs associated with performing a Service that have been directly attributed to a Service for a Client Company, with a Service that has a joint benefit for two or more Client Companies or for Stewardship Costs incurred by SuperMedia.  Such credit shall be used in the monthly reconciliation described in Section 5(c).

(c)                                  Monthly Reconciliation. Within thirty (30) days after the end of each calendar month, Servicer (and, until completion of the Integration, SuperMedia) shall submit for review and approval by each Client Company a written statement of such

Client Company’s Charges and Allocated Share of the reimbursement of Stewardship Costs (and, with respect to SuperMedia, SuperMedia’s credit for the amount set forth in Section 5(b)) for such prior month. This monthly reconciliation statement shall include the following information for the relevant period: (i) Charges for Services as described in Section 3; (ii) daily cash settlement amounts as described in Section 5(a); (iii) Services that have not yet been paid in cash by Servicer (or, until completion of the Integration, SuperMedia); (iv) Stewardship Cost reimbursement amounts as described in Section 4; (v) credit given for costs paid by such Client Company pursuant to Section 5(b) (if applicable); and (vi) overpayment or underpayment amounts as defined in Section 5(d). Client Companies shall not reimburse Servicer or (until completion of the Integration) SuperMedia for Charges that have not resulted in actual cash disbursements until such time as the Charges have been paid by Servicer.  Solely with respect to SuperMedia, until completion of the Integration, the excess of SuperMedia’s Charges and Allocated Share of the reimbursement of Stewardship Costs over SuperMedia’s credit for the amount set forth in Section 5(b) shall be transferred from SuperMedia to Servicer (if such difference is positive) or from Servicer to SuperMedia (if such difference is negative) within thirty (30) days after the end of each calendar month.

(d)                                 Settlement of Monthly Reconciliation. Each Client Company may request a written report from Servicer (and, until completion of the Integration, SuperMedia) setting forth, in reasonable detail, the nature of the Services rendered and costs incurred and other relevant information to support the Charges and Stewardship Cost reimbursements (and, if applicable, credit given) included in the monthly reconciliation statement as described in Section 5(c). If the Charges and Stewardship Cost reimbursements for a Client Company (as adjusted for any credit given) in such written statement are lower than the actual Charges and Stewardship Cost reimbursements paid (as adjusted for any credit given) by such Client Company during such prior month, the amount of the difference shall be applied as a credit to the next day’s settlements pursuant to Section 5(a) until fully consumed; provided, that to the extent such credit is not fully applied to Charges and Stewardship Cost reimbursements within three (3) Business Days (or after the occurrence and during the continuation of an Event of Default, one Business Day) of such written statement, Servicer shall reimburse such Client Company for the remaining amount of such credit in cash. If the Charges and Stewardship Cost reimbursements for a Client Company (as adjusted for any credit given) in such written statement are higher than the actual Charges and Stewardship Cost reimbursements paid (as adjusted for any credit given) by such Client Company during such prior month, the amount of the difference shall be paid no later than the next business day by such Client Company to Servicer. Notwithstanding the foregoing, if the amount of the overpayment or underpayment of any Client Company in any month is less than $100,000, no settlement payment or credit shall be made and the amount of such overpayment or underpayment will be rolled forward to be considered in the next month’s reconciliation until such time as the cumulative amount of such overpayment or underpayment exceeds $100,000, at which time such difference shall be paid or credited as set forth above. For the avoidance of doubt, nothing herein shall prohibit the settlement of Charges and Stewardship Cost reimbursements contemplated by this Section 5(d) more frequently than monthly.

(e)                                  Annual Non-Cash Settlements. For each year during the term of this Agreement and no later than the earlier of (i) 10 days after the date that DMI is required to file a report on Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (whether or not DMI is so subject to such reporting requirements), and (ii) 90 days after the end of each fiscal year of DMI, Servicer shall provide each Client Company with a written statement of all non-cash Charges and Stewardship Cost reimbursements for the previous calendar year for each Client Company. Settlement of such non-cash Charges and Stewardship Cost reimbursements shall be handled by the parties with non-cash dividends or similar distributions or contributions that do not involve the transfer of property.

6.                                      Funding Accounts. Servicer shall establish one or more funding accounts for making payment of the Client Companies’ obligations on behalf of the Client Companies pursuant to the performance of the Services and Stewardship Services (each, a “Funding Account”, and collectively, the “Funding Accounts”).  The initial Funding Account established pursuant to this Section 6 prior to the Effective Date (the “Primary Funding Account”) was initially pre-funded with $5 million.  After the Effective Date, Servicer may, in its reasonable discretion and with the consent of the SM Client Companies, cause the SM Client Companies to make an initial contribution to the Funding Accounts of $5 million.  Servicer may elect to fund any Funding Account with a portion of the funds then maintained in any other Funding Account; provided, that at no time shall the aggregate closing balance of all of the Funding Accounts, exclusive of additional funding amounts maintained in the Funding Accounts pursuant to the next succeeding sentence, exceed $10 million.  From time to time, if Servicer determines in its reasonable discretion that additional funding for any Funding Account is needed to continue to make payments of the Client Companies’ obligations on behalf of the Client Companies pursuant to the performance of the Services and Stewardship Services, Servicer shall provide the Client Companies with written notice of the same setting forth such additional funding amount, and promptly after receipt of such notice each Client Company shall pay its Allocated Share of such additional funding amount to Servicer; provided, that Servicer shall not request any such additional funding by the Client Companies in an aggregate amount exceeding the aggregate amount of Charges and reimbursements of Stewardship Costs to be made by the Client Companies during the period of two (2) Business Days following such additional funding. Notwithstanding the foregoing, at no time shall the daily aggregate closing balance of all of the Funding Accounts exceed $25 million. Servicer shall be permitted to invest the funds in the Funding Accounts in Permitted Investments. Servicer shall have no liability to any Client Company for any losses associated with any Permitted Investment made by Servicer. Any proceeds from any Permitted Investment made with funds from the any Funding Account shall be quantified on a monthly basis and applied as a credit to each Client Company in the next day’s settlements pursuant to Section 5(a), each such credit to be equal to each Client Company’s Allocated Share of such proceeds at the date of determination.

7.                                      Contributions / Distributions of Services Assets. From time to time, a Client Company may, through one or more transactions, contribute and/or distribute certain Services Assets to Servicer. All such contributions and distributions of Services Assets shall be conducted pursuant to separate agreement(s) or transaction(s) between the parties; provided that after the date of the contribution or distribution of all of the applicable Services Assets set forth on

Schedule E for a Client Company, such Client Company shall not make any contribution or distribution of any Services Asset that was thereafter acquired by such Client Company in contemplation of such contribution or distribution. The parties intend that such contributions and distributions shall include the Services Assets listed on Schedule E. Concurrently with the delivery of the financial statements required under Sections 5.01(a) and 5.01(b) of the applicable Credit Agreement, Servicer shall provide to the administrative agent under such Credit Agreement a schedule of the Services Assets contributed to Servicer during the previous fiscal quarter with a reasonably detailed description of such Services Assets and the value thereof (as determined by Servicer in good faith); provided, that such schedule need only include intellectual property to the extent such intellectual property has been (i) issued, registered, applied for or (ii) is material and proprietary, as determined by Servicer in good faith (unless, with respect to this clause (ii), such disclosure could harm the value of such intellectual property, e.g., trade secrets). For the avoidance of doubt, nothing herein shall constitute a warranty from any Client Company with respect to such Services Assets or the contribution or distribution of such Services Assets to Servicer.

8.                                      Reports. Without limiting Section 5(b), Servicer and (until completion of the Integration) SuperMedia shall provide each Client Company all reports reasonably requested by such Client Company and which Servicer or (until completion of the Integration) SuperMedia reasonably determines that it can provide. Servicer and (until completion of the Integration) SuperMedia will provide such reports with the frequencies agreed upon by the applicable parties.

9.                                      Accounting Records and Documents. Servicer and (until completion of the Integration) SuperMedia shall be responsible for maintaining full and accurate books, accounts and records (“Books”) of all Services and Stewardship Servicers rendered pursuant to or associated with this Agreement and all Direct Costs, Allocated Costs and Stewardship Costs.

10.                               Additional Obligations of the Client Companies.

(a)                                 Instructions and Information. Each Client Company acknowledges that some of the Services to be provided hereunder require instructions and information (including access to Client Company Materials) from such Client Company, which such Client Company shall provide to Servicer or (until completion of the Integration) SuperMedia in sufficient time for Servicer or (until completion of the Integration) SuperMedia to provide or procure such Services. Any failure by Servicer or (until completion of the Integration) SuperMedia to provide any Service due to any delay by any Client Company in providing such instructions or information shall not be considered a breach of Servicer’s or (until completion of the Integration) SuperMedia’s obligations herein, and Servicer or (until completion of the Integration) SuperMedia shall have the right to suspend the performance of any affected Service until such instruction or information is provided. Servicer and (until completion of the Integration) SuperMedia shall treat all such instructions and information as Confidential Information of the applicable Client Company.

(b)                                 Client Company Materials. Each Client Company retains all right, title and interest in and to its Client Company Material. Each Client Company hereby grants to Servicer and (until completion of the Integration) SuperMedia a worldwide, royalty-free, fully paid-up, non-exclusive, nontransferable license to access, use, display and make derivative works of its Client Company Material solely to the extent necessary to provide the Services. This license: (i) shall be limited to the term of this Agreement (including any period pursuant to which Servicer or (until completion of the Integration) SuperMedia is providing transition assistance to such Client Company pursuant to Section 13(a); and (ii) with respect to any third-party owned Client Company Material, is granted solely to the extent permissible under the applicable third-party agreement. Servicer and (until completion of the Integration) SuperMedia shall have administrative responsibility for obtaining and maintaining all consents and licenses for Servicer’s or (until completion of the Integration) SuperMedia’s access and use of any Client Company Material that may be necessary for Servicer or (until completion of the Integration) SuperMedia in providing the Services, and each Client Company shall cooperate with Servicer and (until completion of the Integration) SuperMedia in obtaining and maintaining such consents and licenses and such Client Company shall pay all costs associated therewith with respect to its Client Company Material.

(c)                                  Integration.  Each Client Company and the Servicers agrees to use its commercially reasonable efforts to complete the Integration as promptly as practicable.  In connection with the Integration, each SM Client Company shall, when commercially reasonable, assign material vendor or other supply contracts to which it is a party to the Servicer to the extent permitted by the terms of such contracts, and each Client Company agrees that material vendor or other supply contracts that directly or indirectly benefit any Client Company entered into after the date hereof shall be entered into in the name of the Servicer.  For clarity, SuperMedia shall only provide Services until completion of the Integration.

11.                               Term. This Agreement shall be effective as of the Effective Date, and shall continue in full force and effect with respect to Servicer and all Client Companies until terminated with respect to any or all Client Companies in accordance with Section 12.

12.                               Termination.

(a)                                 Termination for Convenience. Any Client Company may terminate this Agreement with respect to its rights and obligations hereunder for convenience by providing at least sixty (60) days’ prior written notice to Servicer.

(b)                                 Termination upon Breach of Payment Obligation. This Agreement may be terminated by Servicer as to any Client Company which fails to make any payment required to be made under Section 5 within 30 days of notice from Servicer of such failure to pay.

13.                               Consequences of Termination.

(a)                                 Transition Assistance. Upon termination of this Agreement with respect to any Client Company, unless this Agreement is terminated with respect to such Client Company pursuant to Section 12(b) for non-payment, Servicer or (until completion of the Integration) SuperMedia shall, upon such Client Company’s request, provide such Client

Company with cooperation and assistance in transitioning the Services provided hereunder to a new service provider or continue to provide such Services for so long as this agreement is in effect with respect to such Client Company. Servicer or (until completion of the Integration) SuperMedia shall provide the Services to such Client Company in substantially the same manner and at substantially the same level as such Services were provided by Servicer or SuperMedia consistent with its past practices and, to the extent applicable, with at least the same quality standards, service levels and response times as any such Services are performed by Servicer or SuperMedia for other Client Companies during the period when such transition assistance is being provided (the “Transition Period”); provided, that a failure to provide such Services at such level and quality as a result of a transfer of Client Company Employees under Section 13(c) shall not violate this Section 13(a). Notwithstanding the termination of this Agreement, during the applicable Transition Period, the applicable Client Company shall continue to pay (x) the Charges for such transition assistance, (y) the Charges for any other Services provided in accordance with Section 3 and (z) such Client Company’s Allocated Share of any Stewardship Costs in accordance with Section 4.

(b)                                 Distribution of the Funding Account or Accounts. Promptly following the end of a Transition Period in connection with the termination of this Agreement with respect to any Client Company, Servicer shall pay to such Client Company such Client Company’s Allocated Share of the funds available in the Funding Accounts as of the effective date of such termination that are in excess of the then-outstanding obligations that Servicer is required to pay from such funds.

(c)                                  Transfer of Client Company Employees.  Promptly following termination of this Agreement with respect to any Client Company, Servicer shall transfer to such Client Company such Client Company’s Client Company Employees as well as any assets, services or rights substantially all of the use of which is to provide Services to such Client Company (it being understood and agreed that nothing herein shall obligate Servicer to transfer to such Client Company any Shared Employees or any assets, services or rights substantially all of the use of which is for the joint benefit of two or more Client Companies).  Servicer shall not be entitled to any consideration in connection with any such transfer (other than reimbursement of reasonable costs and expenses related thereto) and shall execute such documents and take such other actions as may be reasonably required in connection with such transfer.  Without limiting the provisions of and in accordance with Section 13(a), during the Transition Period and to the extent requested by such Client Company, Servicer shall continue to provide Services to such Client Company performed by Shared Employees consistent with this Agreement, the past practice of Servicer and such Shared Employees.

14.                               Confidentiality.

(a)                                 General. The receiving party (the “Recipient”) shall not disclose to any third party such Confidential Information of any other party (the “Disclosing Party”) disclosed to the Recipient by the Disclosing Party in connection with the Disclosing Party’s performance of this Agreement and shall not use such Confidential Information other than for purposes of the Recipient’s performance under or exercise of its rights pursuant to this Agreement.

(b)                                 Employees and Agents. Each Recipient shall ensure that only its contractors, distributors, representatives, agents, officers and employees who have a need to have access to the Confidential Information of the Disclosing Party for purposes of such Recipient’s performance under or exercise of its rights pursuant to this Agreement shall be permitted to have access to such Confidential Information. Each Recipient shall cause its contractors, distributors, officers, representatives, agents and employees who shall have access to the Confidential Information of the Disclosing Party not to disclose to any third party any such Confidential Information and not to use such Confidential Information other than for the purposes of such Recipient’s performance under or exercise of its rights pursuant to this Agreement.

(c)                                  Excluded Information. The undertakings of non-disclosure and non-use in this Section 14 shall not apply to information or material which the Recipient demonstrates:

(i)                                     is or becomes generally available to the public other than as a result of any act or omission on the part of the Recipient or any contractor, distributor, representative, agent, officer or employee of the Recipient;

(ii)                                  was available to the Recipient on a non-confidential basis prior to its disclosure by the Disclosing Party;

(iii)                               becomes available to the Recipient from a Person other than the Disclosing Party who is not, to the Recipient’s knowledge, subject to any legally binding obligation to keep such disclosed information confidential; or was independently developed by the Recipient without reference to the disclosed information.

(d)                                 Compelled Disclosure. If a Recipient is compelled by court decree, subpoena or other Applicable Law to disclose any of the Confidential Information of the Disclosing Party, it shall promptly notify the Disclosing Party in writing and use reasonable good faith efforts to: (i) disclose only the specific Confidential Information legally required to be disclosed and only to the extent required; and (ii) assist the Disclosing Party (if and to the extent requested by the Disclosing Party), at the Disclosing Party’s expense, in obtaining a protective order or other appropriate assurances that the confidential nature of such Confidential Information shall be protected and preserved.

15.                               Indemnification. Servicer (and, until completion of the Integration, SuperMedia) shall indemnify, defend and hold harmless each Client Company and its directors, officers and agents (collectively, the “Indemnified Parties”) from and against any and all third-party claims, suits, actions, liabilities, fines, penalties, costs, losses, damages and expenses (including reasonable fees and expenses of attorneys and other reasonable costs of investigation and defense), whether incurred by or asserted against such Indemnified Parties arising out of or resulting from the intentional tort, reckless conduct, gross negligence or bad faith (including dishonest, fraudulent or criminal acts or omissions) on the part of Servicer (or SuperMedia, as applicable) in performing or failing to perform its obligations hereunder.

16.                               Limitation on Liability. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE HEREUNDER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR THE PROVISION OR FAILURE TO PROVIDE ANY OF THE SERVICES TO BE PROVIDED HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME. IN ADDITION, SERVICER SHALL HAVE NO LIABILITY TO ANY CLIENT COMPANY WITH RESPECT TO THE PERFORMANCE OF OR FAILURE TO PERFORM ANY STEWARDSHIP SERVICE.

17.                               Representations and Warranties; Disclaimer.

(a)                                 Servicer Warranties. Servicer hereby represents and warrants to each Client Company that: (i) it is an entity validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; and (ii) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)                                 Client Companies Warranties. Each Client Company hereby represents and warrants to Servicer that: (i) it is an entity validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; and (ii) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(c)                                  Disclaimer. EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT, NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARE MADE OR CREATED AMONG THE PARTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

18.                               Changes in Parties. New direct or indirect subsidiaries of DMI, which come into existence after the Effective Date, may become additional Client Companies upon mutual agreement of the parties, including agreement of any initial payment to the Primary Funding Account to be made by such additional Client Companies, and shall thereafter constitute “Client Companies” for all purposes of this Agreement. In addition, any Client Company that no longer is a direct or indirect subsidiary of DMI shall no longer be considered a party to this Agreement, and thereafter neither Servicer nor (until completion of the Integration) SuperMedia shall have an obligation to provide Services to or on behalf of such former Client Company. For the avoidance of doubt, any agreement among the parties relating to the addition of a new Client Company shall constitute an amendment to this Agreement; provided that (x) such amendment is in accordance with the terms of the Credit Agreements and (y) notice of such new Client Company is provided to the Administrative Agents under each of the Credit Agreements.

19.                               Miscellaneous Provisions.

(a)                                 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by certified mail return receipt requested, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

if to Servicer:

Dex One Service Inc.

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to RHD Inc:

R.H. Donnelley Inc.

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Dex Service:

Dex Media Service LLC

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to DMHI:

Dex Media Holdings, Inc.

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Dex East:

Dex Media East, Inc.

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Dex West:

Dex Media West, Inc.

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Dex Digital:

Dex One Digital, Inc.

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to DMI:

Dex Media, Inc.

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to RHD Corp:

R.H. Donnelley Corporation

c/o Dex Media. Inc.

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to SuperMedia Inc.:

SuperMedia Inc.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

if to SuperMedia:

SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

if to SM Sales:

SuperMedia Sales Inc.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

if to SM Services:

SuperMedia Services Inc.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

if to SM UK:

SuperMedia UK, Ltd.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

(b)                                 Amendment and Restatement; Entire Agreement; Amendment. This Agreement amends and restates the Original Agreement in its entirety. From and after the Effective Date, this Agreement shall supersede the Original Agreement in its entirety. Further, this Agreement shall constitute the entire agreement among the parties with respect to the rights and responsibilities set forth herein and supersedes all prior agreements and understandings, whether written or verbal, to the extent such agreements pertain to the rights and responsibilities set forth herein. This Agreement may be amended only in a writing executed by all parties; provided, that the consent of the administrative agents under each of the Credit Agreements (which may not be unreasonably withheld, conditioned or delayed) shall be required for any material amendment to this Agreement; provided, further, that Servicer and any Client Company may amend Schedule A with respect to the provision of a Service solely to such Client Company without the written consent of the other parties, so long as such amendment of Schedule A is in accordance with Section 2; and provided, further, that the addition of a new Client Company in accordance with Section 18 shall not require the consent of the administrative agents under each of the Credit Agreements.

(c)                                  Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York. Each of the parties agrees that all disputes, controversies or claims arising out of or relating to this Agreement, or the validity, interpretation, breach or termination of this Agreement, including claims seeking redress or asserting rights under any Applicable Law, shall be brought exclusively in the federal or state courts residing within the State of New York, and the appellate courts having jurisdiction with respect to appeals from such courts, and each of the parties irrevocably and unconditionally submits to personnel jurisdiction in such courts, and waives any objection to such venue or jurisdiction or to inconveniency of such courts.

(d)                                 Subcontractors; Assignment.

(i)                                     With the consent of the Client Companies, such consent not to be unreasonably withheld, Servicer (or, until completion of the Integration, SuperMedia) may hire or engage one or more subcontractors or other third parties to perform any or all of its obligations under this Agreement; provided, that Servicer (or SuperMedia, as applicable) remains ultimately responsible for all of its obligations hereunder; provided, further, that the terms of any such engagement or hiring of any Affiliate of the Servicer, SuperMedia, DMI or their respective Subsidiaries shall be on terms and conditions not less favorable, considered as a whole, to Servicer (or SuperMedia, as applicable) and the Client Companies than could be obtained on an arm’s-length basis from unrelated third parties.

(ii)                                  Except as permitted by Section 19(d)(i), no party hereto may assign or transfer, by operation of law or otherwise, this Agreement or any of its rights hereunder, and may not delegate any of its duties or obligations hereunder, in each case in whole or in part, without the prior written consent of, in the case of Servicer, all of the Client Companies, in the case of SuperMedia, all of the SM Client Companies, or in the case of any Client Company, Servicer. Any assignment or delegation made in violation of this Section 19(d)(ii) shall be void and of no effect. Subject to the foregoing, this Agreement shall be binding on the parties hereto and their permitted successors and assigns.

(e)                                  Independent Contractor. Except as set forth in Section 2(c): (i) the relationship among the parties, as established by this Agreement, is solely that of independent contractors; (ii) no party may assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of any other party for any purpose whatsoever; and (iii) nothing in this Agreement shall be deemed to make any party the agent of another other party hereto. This Agreement does not create any partnership, joint venture or similar business relationship between the parties hereto.

(f)                                   No Third-Party Beneficiaries. Except as provided in Section 2(a), Section 4 and Section 7 with respect to the rights of the administrative agents under the Credit Agreements to receive an amended Schedule A, Schedule C and schedule of contributed Services Assets as set forth in such sections, and except as provided in Section 15 with respect to the Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g)                                  Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(h)                                 Force Majeure. Except for each Client Company’s obligations to pay Charges and Stewardship Cost reimbursements herein, each party hereto shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including: (i) war, riot, acts of terrorism and insurrection; (ii) Applicable Law; (iii) strikes, lockouts and other serious labor disputes; (iv) floods, fires, explosions and other natural disasters; (v) any delay of sources to supply materials and equipment; (vi) government priorities; and (vii) labor or transportation problems. When such events have abated, the parties’ respective obligations hereunder shall resume.

(i)                                     Interpretation. For purposes of this Agreement: (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,”

“hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (1) to Sections and Schedules mean the Sections of and the Schedules attached to this Agreement; (2) to a contract, instrument or other document means such contract, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and regulations promulgated thereunder. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Headings to Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(j)                                    Counterparts. This Agreement is legally binding when, but not until, each party has received from the others a counterpart of this Agreement signed by an authorized representative of such other parties. The parties’ representatives may sign separate, identical counterparts of this Agreement; taken together, they constitute one agreement. A signed counterpart of this document may be delivered by any reasonable means, including facsimile or other electronic transmission.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the Effective Date.

DEX ONE SERVICE, INC.

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

DEX MEDIA, INC.

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

DEX MEDIA SERVICE LLC

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

DEX MEDIA HOLDINGS, INC.

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

Signature Page to the Amended and Restated Shared Services Agreement

DEX MEDIA EAST, INC.

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

DEX MEDIA WEST, INC.

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

DEX ONE DIGITAL, INC.

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

R.H. DONNELLEY CORPORATION

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer and Corporate Secretary

Signature Page to the Amended and Restated Shared Services Agreement

SUPERMEDIA INC.

By:	/s/ Samuel D. Jones
Name:	Samuel D. Jones
Title:	Vice President, Chief Financial
Officer and Treasurer

SUPERMEDIA LLC

By:	/s/ Samuel D. Jones
Name:	Samuel D. Jones
Title:	Vice President, Chief Financial
Officer and Treasurer

SUPERMEDIA SALES INC.

By:	/s/ Samuel D. Jones
Name:	Samuel D. Jones
Title:	Vice President, Chief Financial
Officer and Treasurer

SUPERMEDIA SERVICES INC.

By:	/s/ Samuel D. Jones
Name:	Samuel D. Jones
Title:	Vice President, Chief Financial
Officer and Treasurer

SUPERMEDIA UK, LTD

By:	/s/ Dane E. Beck
Name:	Dane E. Beck
Title:	Secretary

Signature Page to the Amended and Restated Shared Services Agreement

SCHEDULE A
SERVICES

I.                                        Dex Service, DMHI, RHD Corp., SuperMedia Inc., SM Sales, SM Services, SM UK.  Servicer will not provide any Services to Dex Service, DMHI, RHD Corp., SuperMedia Inc., SM Sales, SM Services or SM UK.

II.                                   Services Provided to RHD Inc, Dex East, Dex West and SuperMedia. Servicer shall provide the following Services to each of RHD Inc, Dex East, Dex West and SuperMedia:

1.              General and Administration Services. The following general and administration services: (a) Executive; (b) Finance; (c) Human Resources; (d) Legal; (e) Information Technology; (f) Corporate Facilities; (g) Publishing; and (h) Communications.

2.              Operations Support Services. The following business operations support services: (a) Marketing and Advertising; (b) Print & Delivery Management; (c) Customer Service; (d) Billing; (e) Credit; (f) Collections (excluding, for the avoidance of doubt, actual receipt of receivables, which shall continue to be received by each Client Company individually); and (g) Operations Facilities.

3.              Sales Leadership and Effectiveness Services. The following sales leadership and effectiveness services: (a) Sales Leadership Team; (b) Sales Reporting; (c) Training; (d) Sales Office Support; (e) Sales Compensation Analysis; and (f) National Sales.

4.              Digital Operations Services. The following digital operations services: (a) Digital Information Technology; (b) Leadership team; (c) Non-Print Product Development; and (d) Digital Sales and expense reporting.

III.                              Services Provided to RHD Inc, Dex East, Dex West, DMI and SuperMedia. Servicer shall provide the following Services to each of RHD Inc, Dex East,  Dex West, DMI and SuperMedia:

1.              Tax Sharing Services. The tax sharing services described in the following Tax Sharing Agreements:

(i)                                     Amended and Restated Tax Sharing Agreement, dated         , by and between Dex Media, Inc., Dex Media Holdings, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Service, Inc., R.H. Donnelley Corporation, R.H. Donnelley Inc., R.H. Donnelley Apil, Inc., and Business.Com, Inc.

(ii)                                  SuperMedia-Dex Tax Sharing Agreement, dated             , by and between Supermedia Inc., Supermedia Sales Inc., Supermedia Services Inc., Dex Media, Inc., and Dex One Service, Inc.

III.                              Services Provided by SuperMedia.  Until the completion of the Integration, SuperMedia (i) shall provide to the SM Client Companies the same Services as set forth in

Section II of this Schedule A and (ii) may provide Services to other Client Companies to the extent agreed to between SuperMedia and Servicer (and Servicer’s obligation to provide such Services shall be deemed satisfied).

SCHEDULE B

INITIAL ALLOCATED SHARES

1.                                      DMI’s, DMHI’s, Dex Service’s, RHD Corp’s, SuperMedia Inc.’s, SM Sales’, SM Services’ and SM UK’s initial Allocated Share shall be 0% for all Services and other determinations.

2.                                      For Services that benefit RHD Inc, Dex East, Dex West and SuperMedia and the Stewardship Services, the initial Allocated Shares for the Allocated Costs shall be as follows:

Client Company	Allocated Share

RHD Inc	19%

Dex East	13%

Dex West	15%

SuperMedia	53%

SCHEDULE C

STEWARDSHIP SERVICES

The following functions shall constitute Stewardship Services: (a) Directors and Officers Insurance; (b) Board of Directors Expenses; (c) Chief Executive Officer; (d) Chief Financial Officer; (e) Treasury Employees; (f) Merger and Acquisition Employees; (g) Allocated Portion of DMI Third-Party Audit Fees; (h) Legal; and (i) Investor Relations/Corporate Communications.

SCHEDULE D

DAILY CASH SETTLEMENTS

Servicer shall make daily cash settlements in connection with Servicer’s payment of amounts on behalf of the Client Companies in connection with the Services and each Client Company’s reimbursement of its Allocated Share of the Stewardship Costs as follows:

1.                                      Accounts Payable Checks. As accounts payable checks are presented for payment, funds will automatically move from the applicable Funding Account to the accounts payable disbursement account to cover such checks. The following day, Servicer will provide a funding report detailing the prior day’s check disbursements for each Client Company, and will transfer such amounts from the appropriate Client Company other than DMI to the applicable Funding Account.

2.                                      Accounts Payable ACH Transactions. Each day Servicer may create files detailing accounts payable ACH transactions to be paid by Servicer in connection with the Services or Stewardship Services, as applicable. Servicer will provide a funding report detailing the ACH transactions for each Client Company, and Servicer will transfer the appropriate amount of funds from each Client Company other than DMI to the applicable Funding Account the same day that Servicer moves the amount of such funds from the applicable Funding Account to the accounts payable disbursement account to cover the payments set forth in such ACH files.

3.                                      Accounts Payable Wire Transfers. Each day Servicer may initiate accounts payable wire transfers to be paid by Servicer in connection with the Services or Stewardship Services, as applicable. Servicer will transfer the appropriate amount of funds from each Client Company other than DMI to the applicable Funding Account the same day that the wire transfer is debited from the applicable Funding Account to cover the payments made by wire transfer.

4.                                      Payroll Funding. Each day Servicer may create files detailing the total amount of payroll-related disbursements to be paid by Servicer in connection with the Services. Servicer will provide a funding report detailing the payroll-related disbursements for each Client Company, and Servicer will transfer the appropriate amount of funds from each Client Company other than DMI to the applicable Funding Account on the pay date or earlier if required by the financial institution that provides these banking services to Servicer.

Notwithstanding the foregoing, until completion of the Integration, Servicer shall not make daily cash settlements in accordance with this Schedule for SM Client Companies.  Instead, settlement will occur with respect to the SM Client Companies on at least a monthly basis as described in Section 5(c) within thirty (30) days after the end of each calendar month.

SCHEDULE E

CONTEMPLATED INITIAL CONTRIBUTED AND/OR DISTRIBUTED ASSETS

RHD Inc., Dex East and Dex West intend to contribute or have contributed the following assets to Servicer:

Asset Category	Asset Description

Developed Software

Internally developed or enhanced software applications, including, for example, Oracle (full suite of modules - e.g., human resources, accounts payable, payroll, procurement and general ledger), BIW Insight (marketing) and Prepsmart (sales management)

Buildings & Leasehold Improvements	Includes building renovations, cabling, bathroom fixtures, etc., for leased properties occupied by shared employees

Furniture and Fixtures	Includes cubicles, desks, chairs, file cabinets, etc., used by shared employees

Computer Equipment	Includes servers, desktops, laptops, etc., used by shared employees

Machinery and Equipment	Includes copiers, printers, scanners, NetJets lease, telephone equipment, etc., used by shared employees

Licensed Software

Purchased software licenses and applications, including, for example, Oracle eBusiness Suite, Hyperion (several reporting modules - e.g., strategic finance, financial management, Essbase and Smart View)